EXHIBIT 4.1

FORTY-FIFTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEES

FORTY-FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of May 20, 2011, among Energy Protection Insurance Company, Meriden Gas Turbines LLC, NRG Development Company Inc., NRG Energy Labor Services LLC, NRG Energy Services Group LLC, NRG Ilion Limited Partnership, NRG Ilion LP LLC, NRG Maintenance Services LLC, NRG Mextrans Inc., NRG PacGen Inc., NRG Rockford Acquisition LLC, NRG Services Corporation, NRG SimplySmart Solutions LLC, O’Brien Cogeneration, Inc. II, ONSITE Energy, Inc. and Reliant Energy Northeast LLC (each a “Guaranteeing Subsidiary” and together the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a second supplemental indenture (the “Second Supplemental Indenture”), dated as of February 2, 2006, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $2,400 million of 7.375% Senior Notes due 2016 (the “Initial Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 7.375% Senior Notes due 2016 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), a fourth supplemental indenture, dated as of March 14, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”), a sixth supplemental indenture, dated as of April 28, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Sixth Supplemental Indenture”), an eighth supplemental indenture, dated as of November 13, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Eight Supplemental Indenture”), an eleventh supplemental indenture, dated as of July 19, 2007, among the Company, the Existing Guarantors party thereto and the Trustee (the “Eleventh Supplemental Indenture”), a fourteenth supplemental indenture, dated as of August 28, 2007, among the Company, the Existing Guarantors party thereto and the Trustee (the “Fourteenth Supplemental Indenture”), a seventeenth supplemental indenture, dated as of April 28, 2009 among the Company, the Existing Guarantors party thereto and the Trustee (the “Seventeenth Supplemental Indenture”), a twentieth supplemental indenture, dated as of May 8, 2009 among the Company, the Existing Guarantors party thereto and the Trustee (the “Twentieth Supplemental Indenture”) and a twenty-fifth supplemental indenture, dated as of October 5, 2009 among the Company, the Existing Guarantors party thereto and the Trustee (the “Twenty-Fifth Supplemental Indenture”), a twenty-ninth supplemental indenture, dated as of April 16, 2010, among the Company, the Existing Guarantors party thereto and the Trustee (the “Twenty-Ninth Supplemental Indenture”), a thirty-third supplemental indenture, dated as of June 23, 2010, among the Company, the Existing Guarantors party thereto and the Trustee (the “Thirty-Third Supplemental Indenture”) and a thirty-eighth supplemental indenture, dated as of December 15, 2010, among the Company, the Existing Guarantors party thereto and the Trustee (the “Thirty-Eighth Supplemental Indenture”) and a forty-fourth supplemental indenture, dated as of May 9, 2011, among the Company, the Existing Guarantors and the Trustee (the “Forty-Fourth Supplemental Indenture” and together with the Base Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Sixth Supplemental Indenture, the Eighth Supplemental Indenture, the Eleventh Supplemental Indenture, the Fourteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture, the Twenty-Ninth Supplemental Indenture, the Thirty-Third Supplemental Indenture and the Thirty-Eighth Supplemental Indenture, the “Indenture”);

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WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Second Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       Agreement to Be Bound; Guarantee.  The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of the Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.                                       Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

ENERGY PROTECTION INSURANCE COMPANY

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

MERIDEN GAS TURBINES LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG DEVELOPMENT COMPANY INC.

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG ENERGY LABOR SERVICES LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ENERGY SERVICES GROUP LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Forty-Fifth Supplemental Indenture

NRG ILION LIMITED PARTNERSHIP
By:	NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG ILION LP LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG MAINTENANCE SERVICES LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG MEXTRANS INC.

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG PACGEN INC.

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG ROCKFORD ACQUISITION LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Forty-Fifth Supplemental Indenture

NRG SERVICES CORPORATION

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG SIMPLYSMART SOLUTIONS LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

O’BRIEN COGENERATION, INC. II

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

ONSITE ENERGY, INC.

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

RELIANT ENERGY NORTHEAST LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Forty-Fifth Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
COTTONWOOD ENERGY COMPANY LP
COTTONWOOD TECHNOLOGY PARTNERS LP
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC

Signature Page to Forty-Fifth Supplemental Indenture

NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG RETAIL LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC

Signature Page to Forty-Fifth Supplemental Indenture

PENNYWISE POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Controller

GCP FUNDING COMPANY, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Board Member

Signature Page to Forty-Fifth Supplemental Indenture

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG CONSTRUCTION LLC

By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Committee Member

TEXAS GENCO SERVICES, LP
By:	New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Forty-Fifth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
Name:	James D. Heaney
Title:	Managing Director

Signature Page to Forty-Fifth Supplemental Indenture